UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

November 29, 2012

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

Preferred Stock Purchase Agreement and Registration Rights Agreement with Ironridge Technology Co.

On December 14, 2012, VelaTel Global Communications, Inc., a Nevada corporation and the Registrant responsible for filing this current Report on Form 8-K (“Company”), entered into a Stock Purchase Agreement (“SPA”) with Ironridge Technology Co., a division of Ironridge Global IV, Ltd. (collectively “Ironridge”), for the sale of 1,200 shares of convertible redeemable Series B Preferred Stock (“Preferred Shares”) at a price of $10,000 per Preferred Share, for a total purchase price of $12,000,000. The first Closing is scheduled to occur December 17, 2012 by direct wire transfer of $600,000 to the designated escrow holder under the Company’s stock purchase agreement to acquire China Motions Telecom (HK) Limited (disclosed on a Form 8-K filed November 27, 2012), as the down payment deposit for such acquisition. Each successive Closing shall occur on the first day of each calendar month, or sooner at the Company’s sole option, subject to fulfillment of designated equity conditions (“Equity Conditions”) as defined in the Certificate of Designations disclosed under Item 5.03. Ironridge is entitled to a one time non-refundable commitment fee of 60 Preferred Shares in consideration for providing the $12 million irrevocable funding commitment. A complete copy of the SPA is attached as Exhibit 10.1 to this Form 8-K, and is incorporated by this reference.

Also on December 14, 2012, the Company filed a Certificate of Designations with the Nevada Secretary of State in order to fix the dividend, conversion, redemption, voting rights and other attributes of the Preferred Shares called for under the SPA. The Company may redeem, all or any portion of the Preferred Shares at a redemption price equal to $10,000 per Preferred Share, plus dividends accrued but unpaid, plus , in the event of an early redemption or conversion, an Embedded Derivative Liability, as defined in and as calculated pursuant to a formula more fully described in the Certificate of Designations. The Company or the holder of any Preferred Shares (each a “Holder”) may convert all or any portion of the Preferred Shares into shares of the Company’s Series A common stock (“Series A Shares”) at $10,000 per Preferred Share being converted, divided by the fixed conversion price of $0.20 per Series A Share; together with the sum of accrued dividends plus the Embedded Derivative Liability, divided by the closing bid price per Series A Share as determined on the date of conversion, valued at 81% of such closing bid price. The attributes of the Preferred Shares as set forth in the Certificate of Designations are more fully disclosed in Item 5.03. The information disclosed under Item 5.03 is incorporated into this Item 1.01 in its entirety. A complete copy of the Certificate of Designations is attached as Exhibit 3.1 to this Form 8-K, and is incorporated by this reference.

Also on December 14, 2012, the Company and Ironridge entered into a Registration Rights Agreement (“RRA”). Under the RRA, the Company shall file with the Securities and Exchange Commission a Registration Statement on or before January 13, 2012 to cover the resale of any Series A Shares issued upon conversion of Preferred Shares (collectively “Registrable Securities”). The Company shall use its best efforts to cause the Registration Statement to become effective under the Securities Act of 1933 (“1933 Act”) as soon as practicable but no later than 90 days after filing, and to file such amendments as are necessary for the Registration Statement to remain continuously effective for registration of such additional Registrable Securities as are subsequently issued under the SPA. A complete copy of the RRA is attached as Exhibit 10.2 to this Form 8-K, and is incorporated by this reference.

Promissory Note to Richard Liu or Tien Han Company

On December 10, 2012, the Company granted a line of credit promissory note (“Note”) of up to $600,000 in favor of Richard Liu or Tien Han Company. The Note calls for interest to accrue at 10% per annum on the unpaid principal balance, and for repayment of the unpaid principal balance and all interest accrued and unpaid one year after maturity. The Company has the right to prepay the Note in whole or in part prior to maturity without penalty. A complete copy of the Note is attached as Exhibit 10.3 to this Form 8-K, and is incorporated by this reference.

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Item 3.02 Unregistered Sales of Equity Securities.

Series B Preferred Shares

Pursuant to the SPA disclosed under Item 1.01, on December 17, 2012, the Company issued Ironridge 120 Preferred Shares, the attributes of which include potential future conversion into Series A Shares in accordance with the Certificate of Designations more fully disclosed in Item 5.03. The information disclosed under Items 1.01 and 5.03 is incorporated into this Item 3.02 in its entirety.

Series A Shares Under SEC Rule 144

Since its most recent Report filed on any of Forms 8-K, 10-K or 10-Q, the Company has made sales of Series A Shares and warrants granting the holder a right to acquire one Series A Share for each warrant (“Warrants”). Such sales are disclosed in this Form 8-K because the aggregate number of Series A Shares sold exceeds five percent (5%) of the total number of such shares issued and outstanding as of the Company’s latest filed Report in which the Sale of Series A Shares was first reported, on Form 8-K filed on November 26, 2012.

On November 29, 2012, the Company issued 2,147,766 Series A Shares and 2,147,766 Warrants to James Shaw, as partial assignee of Weal Group, Inc. in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc. Each Warrant has an exercise price of $0.02328 and an exercise term of three years. This sale of Shares resulted in a principal reduction of $50,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 29, 2012, the Company issued 2,147,766 Series A Shares and 2,147,766 Warrants to Nathan Alvarez, as partial assignee of Weal Group, Inc. in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc. Each Warrant has an exercise price of $0.02328 and an exercise term of three years. This sale of Shares resulted in a principal reduction of $50,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 29, 2012, the Company issued 1,718,213 Series A Shares to Kenneth L. Waggoner in payment of accrued compensation owed to Kenneth L. Waggoner as an independent contractor. This sale of Shares resulted in a reduction of $50,000 in accounts payable of the Company.

On December 14, 2012, the Company issued 1,497,696 Series A Shares and 1,497,696 Warrants to Isaac Organization, Inc. in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. Each Warrant has an exercise price of $0.0434 and an exercise term of three years. This sale of Shares resulted in a principal reduction of $65,000 in notes payable of the Company, and payment of $0 of accrued interest.

Series A Shares Under Section 3(a)(10) of 1933 Act

On December 12, 2012, the Company issued 2,600,000 Series A Shares (“Fifth Issuance”) to Ironridge. The Fifth Issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims (“Order”) between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company (“Assigned Accounts”), in an amount equal to the Assigned Accounts, plus fees and costs.

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The Fifth Issuance followed four prior issuances totaling 10,995,000 Series A Shares for purposes of the calculations described immediately below. The Order provides for an adjustment in the total number of shares which may be issuable to Ironridge based on a calculation period for the transaction, defined as that number of consecutive trading days following the date on which the Initial Shares have been issued, received in Ironridge’s account in electronic form, and fully cleared for trading (the “Issuance Date”) required for the aggregate trading volume of the Series A Shares, as reported by Bloomberg LP, to exceed $6.5 million (the “Calculation Period”). Pursuant to the Order, Ironridge will receive an aggregate of (a) 1,000,000 Series A Shares, plus (b) that number of Series A Shares (the "Final Amount") with an aggregate value equal to (i) the sum of the Claim Amount plus a 6% agent fee, plus Ironridge’s reasonable attorney fees and expenses (less $10,000 previously paid), (ii) divided by 80% of the following: the volume weighted average price ("VWAP") of the Series A Shares during the Calculation Period, not to exceed the arithmetic average of the individual daily VWAPs of any five of each consecutive twenty trading days during the Calculation Period (any increment with fewer than twenty trading days will have the days added to the final increment). The Order further provides that if at any time during the Calculation Period the total Series A Shares previously issued to Ironridge are less than any reasonably possible Final Amount, or a daily VWAP is below 80% of the closing price on the day before the Issuance Date, Ironridge shall have the right to request (subject to the limitation below), and the Company will upon Ironridge’s request reserve and issue additional Series A Shares (each, an "Additional Issuance"), subject to a 9.99% beneficial ownership limitation specified in the Order. At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuance is less than the Final Amount, the Company shall issue additional Series A Shares to Ironridge, up to the Final Amount, and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Ironridge shall promptly return any remaining Series A Shares to the Company and its transfer agent for cancellation.

Ironridge demonstrated to the Company’s satisfaction that it was entitled to an Additional Issuance based on the formula above, and that following the Fifth Issuance Ironridge will own less than 9.99% of the total Series A Shares then outstanding.

Reliance on Exemptions

The restricted Preferred Shares issued to Ironridge and restricted Series A Shares issued to other individuals and entitles described above relied upon exemptions from registration requirements provided for in Sections 4(2) and 4(5) of the 1933 Act, as amended, including Regulation D promulgated thereunder, based on the knowledge of such persons of our operations and financial condition, and their respective experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

The Fifth Issuance to Ironridge of restricted Series A Shares described above relied upon exemptions from the registration requirements provided for in Section 3(a)(10) of the 1933 Act, as amended, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions.

Total Shares Outstanding

As of December 17, 2012 and immediately following the issuances described above, the Company has 101,825,124 shares of its Series A common stock outstanding, with a par value of $0.001, 20,000,000 shares of its Series B common stock outstanding, with a par value of $0.001, and 120 shares of its Series B Preferred Stock outstanding, with a par value of $0.001.

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations for Series B Preferred Stock

On December 14, 2012, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock (“Certificate of Designations”) with the Secretary of State of the State of Nevada. A summary of the Certificate of Designations is set forth below:

Designation, Amount and Par Value. The Company has previously authorized a total of 25,000,000 shares of preferred stock, par value $0.001. The Company has previously designated 20,000,000 shares of its preferred stock as Series A Preferred Shares, of which 0 shares are issued and outstanding. The Certificate of Designations disclosed herein covers 2,500 shares of preferred stock designated as Series B preferred stock (“Preferred Shares”). The number of Preferred Shares designated will not be increased without consent of the Holders of Preferred Shares that may be required by law.

Ranking. The Preferred Shares will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and rights upon liquidation than the Series A Shares; and (b) junior to all existing and future indebtedness of the Company.

Voting. Without the affirmative approval of the Holders of a majority of Preferred Shares (voting as a class), the Company may not (i) authorize or issue any class stock that is not junior to the Preferred Shares in right of dividends and/or liquidation, (ii) change the rights given to Preferred Shares, (iii) liquidate, dissolve or wind-up the business of the Company (collectively “Liquidate”), or (iv) effect any merger, consolidation or similar transaction the effect of which the capital stock of the Company would not constitute a majority of the voting power of the capital stock of the surviving entity (“Deemed Liquidation Event”). Except as required by law or as set forth in this paragraph, Holders have no right to vote on any matters regarding the Company, including election of directors.

Dividends and Other Distributions. Holders are entitled to receive dividends on each outstanding Preferred Share from its date of issuance at a rate equal to 2.50% per annum, based on a 365-day year, compounded annually. Dividends are payable as and if declared by the Board of Directors in its sole discretion. So long as any Preferred Shares are outstanding, no dividends or other distributions will be paid, delivered or set apart with respect to the Series A Shares unless accrued dividends are first paid to Holders of all outstanding Preferred Shares. Series A Shares shall not be redeemed while any Preferred Shares are outstanding.

Liquidation. Upon any Liquidation, after payment or provision for payment of the Company’s debts and other liabilities, pari passu with any distribution or payment made to the holders Series A Shares, the Holders of Preferred Shares shall be entitled to be paid out of the Company’s assets available for distribution to the Company’s stockholders $10,000 per Preferred Share, plus any accrued but unpaid dividends thereon (collectively “Series B Liquidation Value”).

Redemption. The Company may redeem any or all of the Preferred Shares at any time 18 years after each issuance date at a “Corporation Redemption Price” equal to the Series A Liquidation Value. Prior to 18 years after each issuance date, the Company may redeem all or any portion of the Preferred Shares at a price per share (the “Early Redemption Price”) equal to the sum of the following: (a) 100% of the Corporate Redemption Price, plus (b) the Embedded Derivative Liability (as defined in the Certificate of Designations), less (c) any dividends that have been paid. In addition, if the Company Liquidates or engages in any Deemed Liquidation Event, it must redeem the Preferred Shares at the Early Redemption Price.

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Payment in Cash or Series A Shares. Upon the Company’s election to redeem any Preferred Shares, the Company shall pay the Holder either the Corporation Redemption Price or the Early Redemption Price, as the case may be, in cash. The Company may pay dividends and any Embedded Derivative Liability, at its election, (a) in cash, or (b) in Series A Shares registered under a current and effective Registration Statement, valued at 81.0% of the closing bid price of the Series A Shares on the date of delivery of the dividend or redemption payment, not to exceed the closing bid price on any trading day beginning 30 trading days prior to the applicable date of determination and ending 30 trading days after the applicable date of determination (“Equity Conditions Measuring Period”).

Conversion. Any or all of the Preferred Shares, or any fraction of a single Preferred Share, may be converted into Series A Shares (“Conversion Shares”) at the option of a Holder or the Company. Upon a conversion, the Company shall issue a number of Conversion Shares equal to (a) the Early Redemption Price multiplied by (b) the number of Preferred Shares subject to conversion divided by (c) $0.20 per Series A Share (“Conversion Price”). A Holder may convert Preferred Shares at any time, subject to a limitation that at no time shall the issuance of Conversion Shares, aggregated with all other Series A Shares then beneficially owned by a Holder result in a Holder owning more than 9.99% of all Series A Shares outstanding (“Conversion Limitation”). As to a conversion by the Company, an additional Conversion Limitation is that the Company may not convert more than 30 Preferred Shares during any Equity Conditions Measuring Period. The Company may convert Preferred Shares only if the closing bid price of the Series A Shares exceeds 300% of the Conversion Price for 20 consecutive trading days preceding the conversion. Each conversion by the Company is also subject to other “Equity Conditions” (as defined in the Certificate of Designations), including that a minimum of $3.0 million in aggregate trading volume has traded during the 20 trading days preceding the conversion.

Adjustments for Stock Splits. The Conversion Price and certain other variable metrics used in calculating the Embedded Derivative Liability are subject to upward or downward adjustment in the event of forward or reverse stock split of the Series A Shares, solely to maintain the proportionality intended under the Certificate of Designations.

A complete copy of the Certificate of Designations is attached as Exhibit 3.1 to this Form 8-K, and is incorporated by this reference.

Item 8.01 Other Events

On December 17, 2012, the Company issued a press release announcing that it had entered into the SPA and describing some of its terms and some of the effects the Company expects from the transaction. A complete copy of the press release is attached as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits

The following Exhibits are attached in the same order to which each is first referred in this Form 8-K.

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock

10.1	Stock Purchase Agreement between VelaTel Global Communications, Inc. and Ironridge Technology Co., a division of Ironridge Global IV, Ltd.

10.2	Registration Rights Agreement between VelaTel Global Communications, Inc. and Ironridge Technology Co., a division of Ironridge Global IV, Ltd.

10.3	Line of Credit Promissory Note from VelaTel Global Communications, Inc. to the order of Richard Liu or Tien Han Company.

99.1	Press Release

Date: December 17, 2012

VelaTel Global Communications, Inc.

By: /s/George Alvarez

Name: George Alvarez

Title: Chief Executive Officer

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